UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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SIGA Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIGA Technologies, Inc.
660 Madison Avenue, Suite 1700
New York, New York 10065
(212) 672-9100

April 14, 2015

Dear Stockholder:

You are cordially invited to attend our 2015 Annual Meeting of Stockholders on May 14, 2015, at 10:30 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036. On the following pages you will find the formal notice of the annual meeting and proxy statement.

To ensure that you are represented at the Annual Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and please complete, date, sign and return the enclosed proxy card promptly.

I hope that you will attend the meeting and I look forward to seeing you there.

Sincerely,

Eric A. Rose, M.D.

Chief Executive Officer
and Chairman of the Board

SIGA Technologies, Inc.
660 Madison Avenue, Suite 1700
New York, New York 10065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of SIGA Technologies, Inc. (“SIGA” or the “Company”), a Delaware corporation, will be held on Thursday, May 14, 2015, at 10:30 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, and at any adjournment.

At the Annual Meeting, SIGA’s stockholders will be voting on proposals to do the following:

1.	To elect nine directors to the Board of Directors of SIGA;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2015; and

3.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Stockholders of record at the close of business on March 31, 2015 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the Annual Meeting and for any purpose properly related to the Annual Meeting, during the ten days prior to the Annual Meeting, at SIGA’s office, during ordinary business hours.

All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

Directions to the offices of Kramer Levin Naftalis & Frankel LLP are included on the outside back cover of the Proxy Statement for the Annual Meeting.

YOUR VOTE IS IMPORTANT.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE
ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN
IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Daniel J. Luckshire
Secretary

New York, New York
April 14, 2015

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 14, 2015.

The Proxy Statement and 2014 Annual Report on Form 10-K are
available in the “Investor Relations” section of our website at www.siga.com
SIGA Technologies, Inc.
660 Madison Avenue, Suite 1700

New York, New York 10065
(212) 672-9100

———————
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2015

———————

This proxy statement is furnished to stockholders of SIGA Technologies, Inc. (“SIGA”, the “Company” or “we”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of SIGA (the “Board of Directors”) for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, on Thursday, May 14, 2015, at 10:30 a.m. (local time), and at any adjournment or postponement thereof.

This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 14, 2015.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

The Board of Directors has fixed the close of business on March 31, 2015 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of the Record Date, SIGA had issued and outstanding 53,504,296 shares of common stock, par value $.0001 per share (“Common Stock”).

Voting at the Annual Meeting

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders. Cumulative voting by stockholders is not permitted.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions will be counted as shares present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners of such shares. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. Broker “non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Brokers have discretionary authority to vote under the rules governing brokers to vote without instructions from the beneficial owner on certain “routine” items, such as the ratification of the appointment of the independent registered public accounting firm and, accordingly, your shares may be voted by your broker on Proposal No. 2. However, brokers do not have discretionary authority to vote on Proposal No. 1. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker.

For the election of directors, a plurality of the votes cast is required. Abstentions and broker “non-votes” are not considered to have been voted for the purpose of the election of directors.

For the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2015, the affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting is required. Abstentions and broker “non-votes” are not considered to have been voted on this proposal. Brokers and other nominees continue to have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of the independent auditor and, accordingly, your shares may be voted by your broker on this proposal.

Dissenters’ Rights

Proposals 1 and 2 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

Revocability and Voting of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

1.	writing a letter delivered to Daniel J. Luckshire, Secretary of SIGA, stating that the proxy is revoked;

2.	submitting another proxy with a later date; or

3.	attending the Annual Meeting and voting in person.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of SIGA’s nominees as a director; (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2015; and (iii) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the Annual Meeting.

Solicitation

SIGA will pay the costs of soliciting proxies. SIGA may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies by telephone, facsimile, in person or other means. They will not receive any additional payments for the solicitation.

BOARD OF DIRECTORS

The current directors are James J. Antal, Michael J. Bayer, Thomas E. Constance, Jeffrey B. Kindler, Joseph W. Marshall III, Eric A. Rose, Paul G. Savas, Bruce Slovin, and Andrew L. Stern.

Director Nominee Information

Eric A. Rose, M.D. was elected Chairman of the Board of Directors on January 25, 2007, and, on March 1, 2007, became the Company’s Chief Executive Officer. Dr. Rose has served as a director of SIGA since April 19, 2001 and served as Interim Chief Executive Officer of SIGA during April-June 2001. Dr. Rose chaired the Department of Health Evidence & Policy at the Mount Sinai School of Medicine from 2008 to 2012, which he now serves as professor. From 1994 through 2007, Dr. Rose served as Chairman of the Department of Surgery and Surgeon-in-Chief of the Columbia Presbyterian Center of New York Presbyterian Hospital. Dr. Rose is a graduate of both Columbia College and Columbia University College of Physicians & Surgeons. In addition to his roles at SIGA, Dr. Rose holds a position as Executive Vice President – Life Sciences at MacAndrews & Forbes Incorporated, a related party to SIGA. In April 2013, he became a director for Mesoblast Inc. where he serves as chair of the scientific and technology committee. In 2015, Dr. Rose became a director of Abiomed, Inc. Dr. Rose’s experience and training as a practicing physician and a nationally recognized cardiothoracic surgeon enables him to bring valuable insight to the Board of Directors, including his understanding of the scientific aspects of our business and the ability to assist in prioritizing opportunities for drug development. In addition, Dr. Rose managed a large research portfolio and an extensive research and education budget at the Columbia Presbyterian Center, giving him a critical perspective on drug discovery and development and the issues facing pharmaceutical and biotechnology companies.

James J. Antal has served as a director of SIGA since November 2004. Mr. Antal has been an active consultant and founding investor in several Southern California based emerging companies since his retirement from Experian, a $1.6 billion global information services subsidiary of UK-based GUS plc. He has served as Chief Financial Advisor to Black Mountain Gold Coffee Co. (2003 to 2005), and as Chief Financial Officer of Pathway Data, Inc. (2005 to 2009). Mr. Antal joined the board of directors and has served as the chairman of the audit committee for Cleveland Bio Labs, Inc. since its initial public offering in July 2006. Mr. Antal was the Chief Financial Officer and Chief Investment Officer from 1996 to 2002 for Experian. Prior to the GUS acquisition of Experian (the former TRW Inc. Information Systems and Services businesses), Mr. Antal held various finance positions with TRW from 1978 to 1996, including Senior Vice President of Finance for TRW Information Systems and Services and TRW Inc. and Corporate Director of Financial Reporting and Accounting. He earned his undergraduate degree in accounting from The Ohio State University in 1973, and became a certified public accountant (Ohio) in 1974. He engaged in active practice as a CPA with Ernst & Ernst until 1978. Mr. Antal has served as a director of First American Real Estate Solutions, an Experian joint venture with First American Financial Corp. Mr. Antal has many years of valuable business, leadership and management experience that provides him with insight into many aspects of SIGA’s business, including an understanding of corporate finance, financial statements, accounting matters and capital markets. Mr. Antal also brings financial experience to the Board of Directors through his 32-year career as an entrepreneur, his various financial positions at other public companies and through his service as chairman of the audit committee for Cleveland Bio Labs.

Michael J. Bayer has served as a director of SIGA since October 2008. Mr. Bayer has been a private consultant in the energy and national security sectors since 1992. Mr. Bayer is the President and Chief Executive Officer of Dumbarton Strategies LLC, an energy and national security consulting firm. He is the former Chairman of the U.S. Department of Defense’s Business Board and serves as a member of the Sandia National Laboratory’s Nuclear Weapons External Advisory Panel, the U.S. Department of Defense’s Science Board and the Chief of Naval Operations’ Executive Panel. Mr. Bayer is a former director of Willbros Group, Inc., Dyncorp International, Stratos Global Corporation, Duratek, Inc. and Athena Inc. Mr. Bayer brings many years of experience in the defense industry to the Board of Directors, which positions him to provide oversight for our Company in a highly regulated industry and to provide guidance in government relations, particularly with the Department of Defense and other government agencies. Mr. Bayer also brings substantial corporate governance and compliance oversight expertise through his previous service on the audit committee and nominating and corporate governance committee of Dyncorp International and through his prior service as the chair of the governance and nominating committee of Willbros Group.

Thomas E. Constance has served as a director of SIGA since April 2001. Mr. Constance is Chairman and, since 1994, a partner of Kramer Levin Naftalis & Frankel LLP, a law firm in New York City, which SIGA has retained to provide certain legal services. Mr. Constance serves as a director of Bond Street Holdings, Inc. and as a Trustee of the M.D. Sass Foundation and St. Vincent’s Services. He also serves on the Advisory Board of Directors of Barington Capital, L.P. As a practicing attorney, Mr. Constance brings to the Board of Directors many years of experience counseling public companies with respect to governance and other legal matters.

Jeffrey B. Kindler has served as a director of SIGA since March 2013. Mr. Kindler is the CEO of Centrexion, a privately held clinical stage biopharmaceutical company; a Venture Partner at Lux Capital, a leading venture capital firm; and a director at Starboard Capital Partners, a Connecticut-based private equity firm. He also serves on the boards of AgaMatrix Inc., a developer and manufacturer of diabetes products; Intrexon Corporation, a synthetic biology company; PPD, a global contract drug discovery and development research organization; Tufts University; the National Center on Addiction and Substance Abuse at Columbia University; and the Manhattan Theatre Club. Additionally, Mr. Kindler provides consulting services to MacAndrews & Forbes Incorporated on matters involving the life sciences industry. Mr. Kindler was formerly the Chairman and Chief Executive Officer of Pfizer, Inc. which he joined in January 2002 and from which he retired in December 2010. He joined Pfizer as Executive Vice President and General Counsel and, prior to his appointment as CEO in July 2006, he served as a Vice Chairman of the Company. In 1996, Mr. Kindler joined McDonald's Corporation as Executive Vice President and General Counsel and in 1990 Mr. Kindler joined the General Electric Company as Vice President of Litigation and Legal Policy. Mr. Kindler not only has significant experience with public companies, he also has extensive experience in the pharmaceutical industry. Mr. Kindler’s long career in various management positions, most recently in the pharmaceutical industry, provides the Board of Directors with valuable leadership and management insights into many aspects of our business.

Joseph W. “Chip” Marshall, III has served as a director of SIGA since early 2009. Mr. Marshall is the former President and Chief Executive Officer of Temple University Health System (2001-2008). In 2000, he became Chair of Temple University Health System and served in that capacity until 2007. Prior to 2000, Marshall was a founding partner at Goldman & Marshall P.C., Philadelphia, PA, a corporate healthcare law firm. He received his B.A. and J.D. degrees (1975 and 1979, respectively) from Temple University. In 1990, he joined the Temple University Board of Trustees. He was a founding member of the Temple University Health System Board of Directors in 1995. He served on the Pennsylvania State Ethics Commission in the 1980s and early 1990s, including as Chairman for a portion of that period. During 2005-2006, he served as a Member of the Federal Medicaid Commission. Additionally, during 2004-2006, he served as a Member of the Pennsylvania Gaming Control Board. Mr. Marshall has more than 30 years of experience in healthcare and is a prominent and highly regarded figure in the healthcare and higher education sectors. His excellent leadership, visibility and expertise in healthcare are of considerable value to the Board of Directors.

Paul G. Savas has served as a director of SIGA since January 2004. Mr. Savas is Executive Vice President and Chief Financial Officer at MacAndrews & Forbes Incorporated. He joined MacAndrews & Forbes Incorporated in 1994 as Director of Corporate Finance, served in various positions of increasing responsibility and became Chief Financial Officer in 2007. He also serves as Executive Vice President and Chief Financial Officer of M&F Worldwide Corp. and serves as a director of Harland Clarke Holding Corp. and TransTech Pharma, LLC. During the past seven years, Mr. Savas also served as a member of the board of managers of REV Holdings LLC. Mr. Savas provides our Board valuable business, leadership and management insights with respect to our strategic, operational and financial direction. Mr. Savas’s strong financial background, including his work at MacAndrews & Forbes Incorporated and his service on other boards, also provides financial expertise to the Board of Directors, including an understanding of financial statements, corporate finance, accounting and capital markets.

Bruce Slovin has served as a director of SIGA since October 2008. Mr. Slovin has been the President of 1 Eleven Associates, LLC, a private investment firm, for over five years. From 1980 to 2000, Mr. Slovin was an executive officer of MacAndrews Holdings and several of its affiliates. Mr. Slovin is a director of Cantel Industries and a former director of M & F Worldwide Corp. As a result of Mr. Slovin’s long career in various operating and financial positions, he provides the Board of Directors with valuable business, leadership and management insights into many aspects of our business.

Andrew L. Stern has served as a director of SIGA since June 2010. Mr. Stern was formerly the president of Service Employees International Union (SEIU), the second largest union in the United States and Canada and was elected to that role in 1996. Mr. Stern currently holds an appointment as a Senior Fellow at the Richman Center of Columbia University. He is a board member of the Broad Foundation, the Open Society Institute, the Polyphony Foundation, a lifetime Trustee of the Aspen Institute, and was a Presidential Appointee on the National Commission on Fiscal Responsibility and Reform (Simpson-Bowles) and the Council of Foreign Relations Trade Task Force. He was the

President of the Kaiser Permanente Partnership and SEIU’s National Industry Pension. Mr. Stern’s reputation as a business leader and his experience with federal legislation relating to universal healthcare and business regulations provide a unique perspective to the Board of Directors.

Meetings of the Board of Directors

During 2014, the Board of Directors held nine meetings. Those members of the Board of Directors who are independent as defined by Rule 5605 of the NASDAQ Marketplace Rules (the “Independent Directors”) are also required, pursuant to Rule 5605(b)(2) of the NASDAQ Marketplace Rules, regularly to convene executive sessions where only such Independent Directors are present. Such meetings may be in conjunction with regularly scheduled meetings of the Board of Directors. Each member of the Board of Directors is also urged to attend the Annual Meeting. Seven members of the Board of Directors attended SIGA’s 2014 annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors is responsible for appointing the members of the standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an Independent Director. Each of these committees has a written charter that was approved by the Board of the Directors. A copy of each charter is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

Audit Committee. The Audit Committee, which consisted of directors Paul G. Savas, James J. Antal, and Bruce Slovin, held seven meetings during 2014. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the applicable laws, rules and regulations. Moreover, the Company has determined that Mr. Savas is an “audit committee financial expert” within the meaning of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The purpose of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of SIGA’s financial statements, SIGA’s compliance with legal and regulatory matters, the independent registered public accounting firm’s qualifications and independence, and the performance of SIGA’s independent registered public accounting firm. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of SIGA’s accounting and financial reporting process and audits of the financial statements of SIGA on behalf of the Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of SIGA’s financial statements; reviews the proposed scope of such audit; reviews the Company’s accounting and financial controls with the independent registered public accounting firm and our financial accounting staff; and reviews and approves transactions, if any, between us and our directors, officers, and their affiliates. A copy of the Audit Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee, which consisted of directors Joseph W. Marshall, Paul G. Savas and Bruce Slovin, held two meetings during 2014. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the NASDAQ listing standards. The Compensation Committee functions include reviewing and approving the compensation and benefits for SIGA’s executive officers, administering SIGA’s equity incentive plans and making recommendations to the Board of Directors regarding these matters. A copy of the Compensation Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”), which consisted of directors Michael J. Bayer, James J. Antal, and Jeff Kindler held two meetings in 2014. The Board of Directors has determined that each of the members of the Nominating Committee is “independent” within the meaning of the NASDAQ listing standards. The Nominating Committee is responsible for searching for and recommending to the Board of Directors potential nominees for director positions, making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its committees, monitoring the Board of Director’s effectiveness, and developing and implementing SIGA’s corporate governance procedures and policies. A copy of the Nominating Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section.

In selecting candidates for the Board of Directors, the Nominating Committee begins by determining whether the incumbent directors, whose terms expire at the annual meeting of stockholders, desire and are qualified to continue their service on the Board of Directors. SIGA is of the view that the continuing service of qualified incumbents promotes stability and continuity of the Board of Directors, giving SIGA the benefit of familiarity and insight into SIGA’s affairs that its directors have accumulated during their tenure, while contributing to the Board of Director’s ability to work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board of Directors, whom the Nominating Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Nominating Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including members of the Board of Directors and management of SIGA. The Nominating Committee may also engage a professional search firm to assist in the identification of qualified candidates, but did not do so in 2014. As to each recommended candidate that the Nominating Committee believes merits serious consideration, the Nominating Committee will collect as much information including, without limitation, soliciting views from other directors and SIGA’s management and having one or more Nominating Committee members interview each such candidate, regarding each candidate as it deems necessary or appropriate in order to make an informed decision with respect to such candidate. The Nominating Committee considers the overall qualifications of prospective nominees for director, including the particular experience, expertise and outlook that they would bring to the Board of Directors. While diversity may contribute to this overall evaluation, it is not considered by the Nominating Committee as a separate or independent factor in identifying nominees for director. Based on all available information and relevant considerations, the Nominating Committee will select, for each directorship to be filled, a candidate who, in the view of the Nominating Committee, is most suited for membership on the Board of Directors.

The Nominating Committee has adopted a policy with regard to the minimum qualifications that must be met by a Nomination Committee-recommended nominee for a position on the Board of Directors. Pursuant to this policy, the Nominating Committee generally requires that all candidates for the Board of Directors be of high personal integrity and ethical character and not have any interest that would, in the view of the Nominating Committee, materially impair the candidate’s ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to SIGA and its stockholders. In addition, candidates must be able to represent fairly and equally all stockholders of SIGA without favoring or advancing any particular stockholder or other constituency of SIGA. Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor. Candidates are expected to have sound judgment and a general appreciation regarding major issues facing public companies of a size and operational scope similar to SIGA, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have, and be prepared to devote, adequate time to the Board of Directors and its committees. It is expected that, taking into account their other business and professional commitments, including their service on the boards of other companies, each candidate will be available to attend meetings of the Board of Directors and any committees on which the candidate will serve, as well as SIGA’s annual meeting of stockholders. SIGA also requires that at least a majority of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the NASDAQ stock market and that at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NASDAQ stock market.

The Nominating Committee has adopted a policy, summarized in this paragraph, with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee will consider recommendations for the nomination of directors submitted by holders of SIGA’s shares entitled to vote generally in the election of directors. The Nominating Committee will give consideration to these recommendations for positions on the Board of Directors where the Nominating Committee has not determined to re-nominate a qualified incumbent director. While the Nominating Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Nominating Committee may take into account the size and duration of a recommending stockholder’s ownership interest in SIGA. The Nominating Committee may also consider whether the stockholder making the nominating recommendation intends to maintain an ownership interest in SIGA of substantially the same size as its interest at the time of making the recommendation. The Nominating Committee may refuse to consider recommendations of nominees who do not satisfy the minimum qualifications prescribed by the Nominating Committee for board candidates.

The Nominating Committee has adopted procedures to be followed by stockholders in submitting recommendations of candidates for directors. The procedures are posted on SIGA’s website at www.siga.com under the “Corporate Governance” section. Pursuant to these procedures, a stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders should arrange to deliver it to SIGA not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. All stockholder nominating recommendations should be in writing, addressed to the “Nominating and Corporate Governance Committee” in care of SIGA’s Chief Financial Officer at SIGA’s principal headquarters, 660 Madison Avenue, Suite 1700, New York, New York 10065. Submissions should be made by mail, courier or personal delivery. A nominating recommendation should be accompanied by the following information concerning each recommending stockholder:

●	The name and address, including telephone number, of the recommending stockholder;

●	The number and class of SIGA’s shares owned (beneficially or of record) by the recommending stockholder and the time period for which such shares have been held;

●	A statement from the stockholder as to whether the stockholder has a good-faith intention to continue to hold the reported shares through the date of SIGA’s next annual meeting of stockholders;

●	Sufficient information about the proposed nominee for the Nominating Committee to make an informed decision regarding the qualifications of the proposed nominee;

●	Any relationship between the proposed nominee and the recommending stockholder; and

●	Such other information as the Nominating Committee may reasonably request.

The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Nominating Committee, if the Nominating Committee chooses to do so in its discretion (and the recommending stockholder must furnish the nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of SIGA.

Compensation Committee Interlocks and Insider Participation

None.

Code of Ethics

SIGA has adopted a Code of Ethics and Business Conduct that applies to its officers, directors and employees including, without limitation, our Chief Executive Officer, Executive Vice President & Chief Financial Officer, Executive Vice President & General Counsel, and Vice President & Chief Scientific Officer. The Code of Ethics and Business Conduct is available, free of charge, on SIGA’s website at www.siga.com under the “Corporate Governance” section. In the event that there is any amendment to or waiver from any provision of the Code of Ethics and Business Conduct that requires disclosure under Item 5.05 of Form 8-K, SIGA intends to satisfy these disclosure requirements by posting such information on its website, as permitted by Item 5.05(c) of Form 8-K.

Stockholder Communications with the Board of Directors

SIGA stockholders may send communications to the Board of Directors, any committee of the Board of Directors or an individual director. The process for so communicating is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

Board Leadership Structure

The Board of Directors believes that our Chief Executive Officer, or CEO, is best situated to serve as Chairman because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and implementation of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight skills and expertise from outside our organization and industry, while the CEO brings company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and CEO promotes strategy development and implementation, and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

One of the principal responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for implementing the strategy once it is developed. The Board of Directors believes the combined role of Chairman and CEO, together with an informed and engaged Board, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board of Directors has no independent director permanently designated as a “Lead Director,” although the independent directors designate a leader for that meeting each time that they go into executive session. The Board of Directors intends to review its leadership structure periodically and consider whether other structures might be appropriate.

The Board’s Role in Risk Oversight

The Board of Directors has an active role, as a whole and at the committee level, in overseeing management of our risks. The Board of Directors regularly reviews information about our financial condition and operations, and the risks associated with each. The Board’s Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial reporting risks and considers the effects of systemic risks inherent in our business. The Nominating Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and risks associated with other governance matters. Although each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed about them through committee reports.

REPORT OF THE AUDIT COMMITTEE

During the 2014 fiscal year, the Audit Committee, operating under its written charter, consisted solely of independent directors, as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Audit Committee assists the Board of Directors in monitoring the integrity of SIGA’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, and SIGA’s compliance with applicable legal and regulatory requirements. Management is responsible for SIGA’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of SIGA’s financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2014 with management and with PricewaterhouseCoopers LLP, SIGA’s independent registered public accounting firm. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of SIGA’s annual financial statements.

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the issue of its independence from SIGA.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2014 be included in SIGA’s Annual Report on Form 10-K filing with the SEC. The Audit Committee has also recommended, subject to stockholder ratification, the selection of SIGA’s independent registered public accounting firm for the year ending December 31, 2015.

Respectfully submitted by the Audit Committee,
Paul G. Savas, Chairman
James J. Antal
Bruce Slovin

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, comprised of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee,
Joseph W. Marshall, Chairman
Paul G. Savas
Bruce Slovin

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock

The following tables set forth certain information regarding the beneficial ownership of SIGA’s voting securities as of March 23, 2015 of (i) each person known to SIGA to own beneficially more than 5% of the applicable class of voting securities, (ii) each director and director nominee of SIGA, (iii) each Named Executive Officer and (iv) all directors and executive officers of SIGA as a group. As of March 23, 2015, a total of 53,504,296 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of Common Stock are eligible to vote. The column entitled “Percentage of Total Voting Stock Outstanding” shows the percentage of total voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 23, 2015, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

			Percentage of	Percentage of
	Amount of Beneficial		Common Stock	Total Voting
Name and Address of Beneficial Owner (1)	Ownership (2)		Outstanding	Stock Outstanding
MacAndrews & Forbes Incorporated (3)	13,759,722	(4)	25.60%	25.60%
35 East 62nd Street
New York, NY 10065

Jet Capital Investors, L.P. (5)	4,888,484		9.14%	9.14%
667 Madison Avenue, 9th Floor
New York, NY 10021

Prescott Group Capital Management, L.L.C. (6)	2,948,849		5.51%	5.51%
1924 South Utica, Suite 1120
Tulsa, Oklahoma 74104-6529

James J. Antal	111,154	(7)	*	*
30952 Steeplechase Dr.
San Juan Capistrano, CA 92675

Michael J. Bayer	85,000	(8)	*	*
Dumbarton Strategies
3130 Dumbarton Street, NW
Washington, D.C. 20007

Thomas E. Constance	245,000	(9)	*	*
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036

Jeffrey Kindler	40,000	(10)	*	*
Starboard Capital Partners LLC
30 Jelliff Lane
Southport, CT 06890

Joseph W. Marshall III	100,000	(8)	*	*
Stevens & Lee
1818 Market Street
Philadelphia, PA 19103

			Percentage of	Percentage of
	Amount of Beneficial		Common Stock	Total Voting
Name and Address of Beneficial Owner (1)	Ownership (2)		Outstanding	Stock Outstanding
Paul G. Savas	161,840	(11)	*	*
35 East 62nd Street
New York, NY 10065

Bruce Slovin	225,000	(8)	*	*
1 Eleven Associates LLC
111 East 61st Street
New York, NY 10065

Andrew Stern	67,150	(12)	*	*
Old North 402
Georgetown University
37th and O St. NW
Washington, D.C. 20057

Eric A. Rose, M.D.	1,306,328	(13)	2.42%	2.42%

Dennis E. Hruby, Ph.D.	503,463	(14)	*	*

Daniel J. Luckshire	321,492	(15)	*	*

William J. Haynes	130,603	(16)	*	*

All executive officers and directors as a group
(twelve individuals)	3,297,030	(17)	5.98%	5.98%

(1)	Unless otherwise indicated the address of each beneficial owner identified is 660 Madison Avenue, Suite 1700, New York, New York 10065.

(2)	Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	The underlying beneficial owners, MacAndrews & Forbes LLC and MacAndrews & Forbes Group LLC, are direct, wholly owned subsidiaries of MacAndrews & Forbes Incorporated (“M&F”), a holding company whose sole stockholder is Ronald O. Perelman.

(4)	Includes 250,000 shares of Common Stock issuable upon exercise of warrants.

(5)	Based on an amendment to Schedule 13G filed with the SEC on December 31, 2014 by Jet Capital Investors, L.P. reporting beneficial ownership. Beneficial ownership is comprised of 1,248,803 shares held by Jet Capital Investors, L.P. and 3,639,681 shares held by Jet Capital Management, L.L.C.

(6)	Based on an amendment to Schedule 13G filed with the SEC on December 31, 2014 by Prescott Group Capital Management, L.L.C. reporting beneficial ownership. Beneficial owner is comprised of 2,948,840 shares held by Prescott Group Aggressive Small Cap, L.P.

(7)	Includes 70,000 shares of Common Stock issuable upon exercise of options. Amount does not include 15,000 restricted stock units vesting on May 15, 2015.

(8)	Includes 55,000 shares of Common Stock issuable upon exercise of options. Amount does not include 15,000 restricted stock units vesting on May 15, 2015.

(9)	Includes 60,000 shares of Common Stock issuable upon exercise of options. Amount does not include 15,000 restricted stock units vesting on May 15, 2015.

(10)	Includes 25,000 shares of Common Stock issuable upon exercise of options. Amount does not include 15,000 restricted stock units vesting on May 15, 2015.

(11)	Includes 70,000 shares of Common Stock issuable upon exercise of options. Amount does not include 15,000 restricted stock units vesting on May 15, 2015.

(12)	Includes 35,000 shares of Common Stock issuable upon exercise of options. Amount does not include 15,000 restricted stock units vesting on May 15, 2015.

(13)	Includes 520,000 shares of Common Stock issuable upon exercise of options; 100,233 shares of Common Stock issuable upon exercise of stock-settled stock appreciation rights; and 199,998 shares of Common Stock issuable upon release of restricted stock units.

(14)	Includes 250,000 shares of Common Stock issuable upon exercise of options; 91,339 shares of Common Stock issuable upon exercise of stock-settled stock appreciation rights; and 75,000 shares of Common Stock issuable upon release of restricted stock units. Does not include 10,808 shares of Common Stock issuable upon exercise of options owned by Dr. Hruby's spouse to which he disclaims beneficial ownership.

(15)	Includes 120,000 shares of Common Stock issuable upon exercise of options; 89,640 shares of Common Stock issuable upon exercise of stock-settled stock appreciation rights; and 78,333 shares of Common Stock issuable upon release of restricted stock units.

(16)	Includes 66,666 shares of Common Stock issuable upon exercise of options and 50,000 shares of Common Stock issuable upon release of restricted units.

(17)	See footnotes (7)-(16).

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to the executive officers of SIGA:

Name	Age	Position
Eric A. Rose, M.D.	64	Chief Executive Officer and Chairman of the Board
Daniel J. Luckshire	44	Executive Vice President, Chief Financial Officer and Secretary
William J. Haynes	57	Executive Vice President and General Counsel
Dennis E. Hruby, Ph.D.	63	Vice President and Chief Scientific Officer

Daniel J. Luckshire has served as Executive Vice President and Chief Financial Officer since February 2011. Prior to joining SIGA, Mr. Luckshire was a strategic advisor and private investor for a broad range of companies within specialized market segments. Between 1998 and 2008, Mr. Luckshire was an investment banker at Merrill Lynch & Co., where he held various positions of increasing responsibility. Prior to his employment with Merrill Lynch, Mr. Luckshire was a member of the management team that built USI Insurance Services into a national insurance brokerage and was a CPA at Price Waterhouse LLP. Mr. Luckshire has a Master of Business Administration degree in Finance and Strategic Management from The Wharton School of the University of Pennsylvania and a Bachelor of Science degree from Villanova University.

William J. Haynes has served as Executive Vice President and General Counsel since June 2012. Mr. Haynes has held a number of senior positions in the private sector and the U.S. Government, including Chief Corporate Counsel at Chevron Corporation (2008 to 2012), General Counsel of the Department of Defense (2001 to 2008), partner in the national law firm Jenner & Block (1993 to 1996 and 1999 to 2001), Vice President and Associate General Counsel of General Dynamics Corporation (1996 to 1999), and General Counsel of the Department of the Army (1989 to 1993). Mr. Haynes serves as a director of the United States Supreme Court Historical Society, a director of the Greater New York Councils of the Boy Scouts of America, and a member of the Veterans’ Policy Oversight Committee of the American Legion. Mr. Haynes earned his Juris Doctor degree from Harvard Law School, and his Bachelor of Arts degree from Davidson College.

Dennis E. Hruby, Ph.D. has served as Vice President and Chief Scientific Officer since June 2000. From April 1, 1997 through June 2000, Dr. Hruby was our Vice President of Research. From January 1996 through March 1997, Dr. Hruby served as a senior scientific advisor to SIGA. Dr. Hruby is an Adjunct Courtesy Professor of Microbiology at Oregon State University, and from 1990 to 1993 was Director of the Molecular and Cellular Biology Program and Associate Director of the Center for Gene Research and Biotechnology. Dr. Hruby specializes in virology and cell biology research, and the use of viral and bacterial vectors to produce recombinant vaccines as well as antiviral development. He is a member of the American Society of Virology, the American Society for Microbiology and a fellow of the American Academy of Microbiology. Dr. Hruby received a Ph.D. in microbiology from the University of Colorado Medical Center and a B.S. in microbiology from Oregon State University.

See Director Nominee Information for a biography of Dr. Rose.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors is responsible for reviewing and recommending to the Board of Directors the compensation of our named executive officers, as well as our other key employees. In this regard, the Compensation Committee has the responsibility to establish a compensation policy for officers and key employees designed to (i) attract and retain the best possible executive talent; (ii) tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and (iii) provide competitive compensation to our officers and key employees to align executives’ incentives with the creation of stockholder value.

As a general matter, the compensation policy for officers and key employees has historically included:

●	base salary, which is determined on an annual or semi-annual basis,
●	annual or other time-based cash incentive compensation, and
●	long-term incentive compensation in the form of equity participation awards.

This section discusses the principles underlying our executive compensation policies, our decisions to date and the principles that we expect to use in coming years.

On September 16, 2014, the Company filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), chapter 11 Case Number 14-12623 (SHL). The Company is continuing to operate its business as a “debtor-in-possession” in accordance with the applicable provisions of the Bankruptcy Code. The Compensation Committee has considered factors associated with SIGA’s chapter 11 case in its determinations.

Our Named Executive Officers

For 2014, our Named Executive Officers and their titles were:

Name	Title
Eric A. Rose, M.D.	Chief Executive Officer and Chairman of the Board
Daniel J. Luckshire	Executive Vice President, Chief Financial Officer and Secretary
William J. Haynes	Executive Vice President and General Counsel
Dennis E. Hruby, Ph.D.	Vice President and Chief Scientific Officer

Our Executive Compensation Decision Process

Overview

Our Compensation Committee reviews and approves the corporate goals and objectives with respect to the compensation for the Company’s executive officers, including the Chief Executive Officer. In its discretion, the Committee may establish cash or equity incentive programs and otherwise award cash bonuses or equity-based awards to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives that provide eligibility to receive discretionary bonuses and equity-based awards at the sole discretion of the Board of Directors. The Board of Directors’ decisions in such matters have been delegated from time to time to the Compensation Committee. In connection with its review of compensation matters for the Company’s executive officers, the Compensation Committee considers the executive’s performance, economic and business conditions affecting the Company, the financial condition of the Company and reviews information regarding the compensation of similarly situated executives at peer companies. In 2014, the Compensation Committee also considered factors associated with the Company’s chapter 11 case when making its determinations. The Compensation Committee either makes such awards or makes recommendations to the Board of Directors with respect to the amounts of such awards based on the foregoing criteria.

Role of Executive Officers in Setting Compensation Decisions

Regarding most compensation matters, the Chief Executive Officer has historically provided recommendations to the Compensation Committee relying on his personal experience with respect to evaluating the contribution of our other executive officers. Dr. Eric A. Rose, our Chief Executive Officer and Chairman of the Board, is involved in compensation recommendations, with input from our Executive Vice President & Chief Financial Officer, Executive Vice President & General Counsel, and Vice President & Chief Scientific Officer, as it relates to the compensation of other key employees. The Compensation Committee considers, but retains the right to reject or modify, such recommendations. Although the Chief Executive Officer may attend a portion of the meetings of the Compensation Committee, neither he nor any other member of management may be present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer may not be present when decisions with respect to his compensation are made.

Compensation Advisors

The Compensation Committee has the authority to retain compensation consultants to advise the Compensation Committee as it deems necessary to carry out its duties. In 2014, the Compensation Committee continued to use the services of Compensation Advisory Partners LLC, or CAP, as its independent executive compensation consultant in accordance with its Committee Charter. The Compensation Committee used the analyses prepared by the consultant as part of its periodic review of SIGA’s executive compensation practices. The consultant reports directly to the Compensation Committee, and the Compensation Committee has the final authority to hire and terminate the consultant.

CAP attends meetings of the Compensation Committee, as requested, and is available to communicate with the committee chairman between meetings; however, the Compensation Committee makes all decisions regarding compensation matters that are discussed with CAP. At no time has the Compensation Committee directed CAP to perform services in any particular manner or using any particular methodology.

CAP does not provide any consulting advice to SIGA outside of the scope of employee and director compensation. During 2014, services performed by CAP for the Compensation Committee included:

●	Providing a presentation on executive compensation trends and regulatory developments;
●	Performing a competitive evaluation of total compensation for executives;
●	Providing a competitive review of compensation program share dilution and evaluation of current share-based compensation practices; and
●	Providing recommendations on total CEO compensation.
●	Providing advice on compensation considerations associated with SIGA’s chapter 11 case

In addition to being advised by CAP, the Compensation Committee was also advised by Weil, Gotshal & Manges LLP with respect to compensation considerations associated with the Company’s chapter 11 case.

Competitive Market Analysis and Benchmarking

In reviewing the compensation of the Chief Executive Officer and other executive officers, the Compensation Committee considers the compensation awarded to executives of similarly situated companies, the Company’s performance, the respective individual’s performance, compensation given to executives in past years, anticipated changes to future duties and other factors the Compensation Committee deems appropriate. In 2014, the Compensation Committee consulted with CAP to update the peer group for the Company. The update process took into account a variety of factors, including: the industry specialization of potential peer companies, the number and projected revenue and EBIT of commercial drug products in select geographic markets at potential peer companies, the historical market capitalization of SIGA relative to the market capitalization of potential peer companies, and the historical and expected gross and net cash inflows of SIGA relative to the commercial revenue and EBIT of potential peer companies. We concluded that this group of companies provided us with appropriate compensation benchmarks because of comparable quantitative and qualitative metrics and because these companies may compete with us for executives and other employees.

The group of companies used by the Compensation Committee to assess 2014 executive compensation includes:

Acorda Therapeutics Inc.	Emergent BioSolutions, Inc.
Aegerion Pharmaceuticals, Inc.	Hyperion Therapeutics, Inc.
Alimera Sciences, Inc.	Ironwood Pharmaceuticals, Inc.
Ariad Pharmaceuticals, Inc.	Omeros Corporation
Avanir Pharmaceuticals, Inc.	Spectrum Pharmaceuticals, Inc.
Concept Therapeutics Incorporated	Supernus Pharmaceuticals, Inc.
Dendreon Corporation	Vivus, Inc.

Evaluations

The Compensation Committee evaluates, at least once a year, the performance of our executive officers and other key employees in light of goals and objectives established by the Committee. Based upon these evaluations, the Compensation Committee either adjusts the compensation of such personnel as appropriate or recommends to the full Board of Directors any adjustment for such personnel, including any change to base salary, bonus and incentive and equity compensation. In its evaluation of the Chief Executive Officer, the Compensation Committee considers overall management of the Company; progress in the performance of strategic, regulatory and commercial activities and the development of product candidates; and the establishment and maintenance of successful relationships with the Company’s customers, potential customers, various funding and research partners, the Board of Directors, and shareholders. In its evaluation of the Executive Vice President & Chief Financial Officer, the Committee considers the Company’s financial performance, the Chief Financial Officer’s role in achieving our financial, strategic and operational goals; the Chief Financial Officer’s contribution to the management of the Company; the Chief Financial Officer’s relationship with the shareholders and potential investors, the Chief Financial Officer’s efforts with respect to financial regulatory compliance (including compliance with any applicable listing rules, the securities laws and all related regulations), and the preparation of and compliance with the Company’s budget. In its evaluation of the Executive Vice President & General Counsel, the Committee considers the strategic contribution to the Board of Directors and the management team; the achievement of legal objectives within budgetary requirements; the General Counsel’s role in achieving our contractual, commercial and strategic goals; and addressing any legal issues as they arise. In its evaluation of the Company’s Vice President & Chief Scientific Officer, the Committee considers achievement of program objectives within budgetary requirements; the Chief Scientific Officer’s contribution to key business initiatives; relationships with regulators and current and possible future scientific partners; compliance with grant requirements; and management of the Company’s research facility located in Corvallis, Oregon. In 2014, for the executive officers as well as other key employees, the Compensation Committee considered factors associated with SIGA’s chapter 11 case when performing its evaluations.

Our Compensation Philosophy and Program Objectives

The overall objectives of the Company's compensation program are to attract and retain the best possible executive talent, to motivate such executives to achieve the goals inherent in the Company's business strategy, to maximize the link between executive and stockholder interests through an equity incentive plan and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive's compensation to performance.

The Role of Shareholder Advisory Votes on Executive Compensation

The Company’s shareholders are provided with an opportunity to cast an advisory vote every three years on the Company’s executive compensation program. At the Company’s annual meeting held in May 2014, a majority of the votes cast supported our advisory vote proposal on the Company’s executive compensation program. The Compensation Committee will continue to consider the outcome of our past and future advisory vote proposals.

Our Executive Compensation Program

Overview

The key elements of the Company’s compensation program consist of fixed compensation in the form of base salary, and the discretion to award variable compensation in the forms of incentive cash compensation and equity awards. The Compensation Committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below.

Base Salary

The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain executives and key talent needed to accomplish the Company’s goals. In determining the appropriate base salary levels and, to a lesser extent, other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience and past accomplishments, and anticipated changes to future job responsibilities, as well as historical practices within the Company. Economic and business conditions affecting the Company are also considered. The Compensation Committee also considers historical levels of salary paid by the Company as well as the provisions in the various executives’ employment contracts with the Company, which contracts are more fully discussed elsewhere in this proxy statement.

Periodic adjustments in base salary may be merit-based with respect to individual performance or tied to the Company’s financial condition or other competitive factors. The Compensation Committee takes into account the effect of any transaction outside of the ordinary course of business that has been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include the Company’s competitive position, scientific developments and improvements in relations with employees and investors.

For Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby, in 2014, we paid a base salary in accordance with their employment agreements. Base salary was reviewed by our Compensation Committee and each executive received a 3% salary increase in January of 2015. The size of the increase was consistent with the salary guidelines applicable to other employees. The base salary levels of these executives reflect our Compensation Committee’s subjective judgment, which took into account each executive’s respective position and tenure, our present needs, the general business environment, the executive’s individual performance, achievements and prior contributions and anticipated performance levels.

Annual Incentive Compensation

The Compensation Committee, in its discretion, may establish cash incentive programs and otherwise award bonuses to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives that provide eligibility to receive bonuses, in the sole discretion of the Board of Directors or Compensation Committee based on the executive’s performance, economic and business conditions affecting the Company, and the financial condition of the Company. The Compensation Committee approves or makes recommendations to the Board of Directors with respect to such amounts. In 2014, approvals and recommendations of annual incentive compensation took into account factors associated with the Company’s chapter 11 case. Cash incentive payments approved by the Board of Directors, for executive officer performance in 2014, are subject to Bankruptcy Court approval and have not been approved or paid as of the filing of this proxy statement.

In 2014, the Board of Directors approved a cash bonus of $185,658 for Dr. Rose, based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Dr. Rose, the Compensation Committee did not have any pre-established formal goals or targets identified, however, in its determination as to the amount of bonus to be awarded, the Compensation Committee considered: the overall management of the Company; progress in the performance of strategic, regulatory and commercial activities and the development of product candidates; the establishment and maintenance of successful relationships with the Company’s customers, potential customers, various funding and research partners, the Board of Directors and shareholders; Dr. Rose’s leadership with respect to the BARDA Contract; and importantly, factors associated with the administration of SIGA’s chapter 11 case.

In 2014, the Board of Directors approved a cash bonus of $109,273 for Mr. Luckshire, based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Mr. Luckshire, the

Compensation Committee did not have any pre-established formal goals or targets identified, however, in its determination as to the amount of bonus to be awarded, the Compensation Committee considered: Mr. Luckshire’s role in achieving the Company’s financial, strategic and operational goals; Mr. Luckshire’s contribution to the management of the Company; Mr. Luckshire’s relationships with shareholders and potential investors; Mr. Luckshire’s efforts with respect to financial regulatory compliance (including compliance with any applicable listing rules, securities laws and all related regulations), and the preparation of and compliance with the Company’s budget; Mr. Luckshire’s substantive role in managing the BARDA Contract; and, importantly, factors associated with the administration of SIGA’s chapter 11 case.

In 2014, the Board of Directors approved a cash bonus of $119,351 for Mr. Haynes, based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Mr. Haynes, the Compensation Committee did not have any pre-established formal goals or targets identified, however, in its determination as to the amount of bonus to be awarded, the Compensation Committee considered Mr. Haynes strategic contribution to the Board of Directors and the management team; the achievement of legal objectives within budgetary requirements; the Executive Vice President & General Counsel’s role in achieving our contractual, commercial and strategic goals; and, importantly, factors associated with the administration of SIGA’s chapter 11 case.

In 2014, the Board of Directors approved a cash bonus of $265,225 for Dr. Hruby, based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Dr. Hruby, the Compensation Committee did not have any pre-established formal goals or targets identified, however, in its determination as to the amount of discretionary bonus to be awarded, the Compensation Committee considered Dr. Hruby’s achievement of development program objectives within budgetary requirements; Dr. Hruby’s contribution to key business initiatives; relationships with regulators and current and possible future scientific partners; compliance with grant requirements and management of the Company’s research facility located in Corvallis, Oregon; Dr. Hruby’s substantial role in managing the BARDA Contract; and, importantly, factors associated with SIGA’s chapter 11 case.

The cash bonus for executive officers recommended by the Compensation Committee reflects factors associated with the Company’s chapter 11 case. More specifically, although the Compensation Committee indicated that the performance of Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby warranted cash bonus awards consistent with prior year awards, lower amounts were recommended for Dr. Rose, Mr. Luckshire and Mr. Haynes based on sensitivity to the Company’s chapter 11 status and the costs and expenses attendant to the administration of the Company’s chapter 11 case.

As of the filing of this proxy statement, the cash bonuses for Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby have not been paid and are subject to Bankruptcy Court approval. A motion seeking approval thereof was filed with the Bankruptcy Court on January 28, 2015 and the hearing to consider the motion is currently scheduled for April 22, 2015.

We believe that annual incentive bonuses can motivate and encourage our executives to fulfill or exceed our objectives and provide us with the opportunity to recognize superior individual performance.

Long-Term Incentive Awards

The Compensation Committee believes that granting equity-based incentives can provide officers and employees with a strong economic interest in maximizing stock price appreciation over the long term. The Committee also believes that the practice of granting equity-based incentives can be useful in retaining and recruiting the key talent necessary to ensure the Company’s continued success. This element of compensation is governed by the 2010 Plan which provides for grants of incentive stock options (“ISOs”); nonqualified stock options; stock appreciation rights (“SARs”); restricted stock units (“RSUs”); and shares of restricted and unrestricted stock to our executives, directors and employees. The 2010 Plan is administered by our Compensation Committee, which reviews management’s recommendations concerning persons to be granted awards, and determines the number of and type of equity-based awards to be granted to each such person, and the terms and conditions of any grant as permitted under the 2010 Plan.

In determining the size of a share-based award to a named executive officer, the Compensation Committee considers not only competitive market factors, changes in responsibility and the executive officer’s performance, but also the number, term and vesting of stock-based awards previously granted to the officer. The Compensation Committee may also consider the total compensation package or changes made thereto, when determining whether to make a stock-based award. Additionally, in 2014, the Compensation Committee considered factors associated with SIGA’s chapter 11 case. The number of shares granted to each named executive officer is determined by the Compensation Committee based on its consideration of the named executive officer’s individual responsibilities and ability to significantly enhance key company initiatives. In connection with its review of compensation matters for the Company’s executive officers, the Compensation Committee also reviews information regarding the overall compensation, including stock-based awards, of similarly situated executives at peer companies. The Compensation Committee makes recommendations to the Board of Directors with respect to such awards based on the foregoing facts.

As a consequence of the pendency of the Company’s chapter 11 case and the inability to determine how the Company’s common stock would be impacted thereby, the granting of equity-based incentive compensation for 2014 was not recommended by the Compensation Committee.

In January 2014, long-term incentive awards were made for 2013 performance. The Compensation Committee determined that each of the Named Executive Officers was entitled to awards of RSUs using the factors outlined in the “Annual Incentive Compensation” section in last year’s proxy. Consequently, each of Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby received RSUs in the amounts of 200,000, 100,000, 75,000 and 75,000, respectively. Each RSU converts to one share of common stock and vests in equal annual installments over a period of three (3) years.

Additional Benefits and Perquisites

Our officers and key employees are entitled to participate in the benefit plans which are generally available to all employees, including health, dental, life, and accidental disability. For each of these benefit plans, the Company makes contributions to the premiums paid to the plans. The Company also offers a 401(k) defined contribution plan, but it makes no contribution to the 401(k) plan. In each case, we provide these benefits to our executive officers on the same basis as our other employees.

Severance and Change in Control Agreements

We also provide some of our executive officers with severance and change in control arrangements in their employment contracts. We believe that severance and change of control packages are a common characteristic of compensation for key executive officers. They are intended to provide our executive officers with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance and change in control arrangements are necessary to help us attract and retain necessary skilled and qualified executive officers to continue to grow our business. As a consequence of the pendency of our chapter 11 case, the Company is subject to certain restrictions with respect to the payment of severance to its executive officers.

Our Compensation Policies

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million in any year paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer). The Compensation Committee takes into account, and generally seeks to preserve, the deductibility of compensation in determining Named Executive Officer compensation. However, the Compensation Committee retains its discretion to authorize compensation payments that do not qualify for the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate.

Common Share Ownership Requirements

While we have not adopted a formal written policy on common share ownership requirements, part of our compensation philosophy involves common share ownership by our executive officers, because we believe that it helps to align their financial interests with those of our stockholders. We also recognize, on the other hand, that our executive officers cannot acquire more than 10% of our common shares without triggering adverse tax consequences. In addition, we expect our executive officers to abide by the provisions of our Policy on Confidential Information and Insider Trading.

Timing of Awards

Our Compensation Committee has the authority to issue equity awards under our incentive plan. We expect that the Compensation Committee will continue making equity awards to our executive officers and key employees when appropriate. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date.

Financial Restatement

Although we have not adopted a formal written policy, it is our Board of Directors’ informal policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority and discretion in consultation with the Board of Directors, to make retroactive adjustments to any cash or equity based incentive payments to executive officers where the payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement, without regard to misconduct being involved. If the Compensation Committee chose to exercise this discretion, we would seek to recover any amount determined to have been improperly paid to the executive officer.

Summary Compensation Table

The following table sets forth the total compensation of the Company’s Named Executive Officers for the last three fiscal years ended December 31, 2014:

								Non-Equity	All Other
Name and Principal					Stock Awards	Option		Incentive Plan	Compensation
Position	Year	Salary ($)	Bonus ($) (1)		($) (2)	Awards ($) (2)		Compensation ($)	($)	Total ($)
Eric A. Rose, M.D.	2014	743,130	-	(4)	670,000	-		-	-	1,413,126
Chief Executive Officer	2013	721,000	360,500		564,000	-		-	500	1,646,000
	2012	700,000	350,000		594,000	202,136		-	-	1,846,136

Daniel J. Luckshire	2014	437,091	-	(4)	335,000	-		-	-	772,087
Executive Vice President &	2013	424,360	212,180		282,000	-		-	-	918,540
Chief Financial Officer	2012	400,000	200,000		103,950	197,327		-	-	901,277

William J. Haynes	2014	477,405	-	(4)	251,250	-		-	-	728,651
Executive Vice President &	2013	450,000	225,000		211,500	-		-	-	886,500
General Counsel	2012	260,795	225,000		-	157,213	(3)	-	-	643,008

Dennis E. Hruby, Ph.D.	2014	530,450	-	(4)	251,250	-		-	-	781,696
Vice President & Chief	2013	515,000	257,500		211,500	-		-	-	984,000
Scientific Officer	2012	500,000	500,000		222,750	187,159		-	-	1,409,909

(1)	Bonuses are shown in the year in which they were accrued and earned.
(2)	Stock options, stock appreciation rights and stock awards represent the aggregate grant date fair value calculated in accordance with the authoritative accounting literature. The award granted in January 2014 relates to 2013 performance.
(3)	Represents the grant date fair value of option awards issued in connection with the hiring of the Named Executive Officers.
(4)	A cash bonus of $185,658, $109,273, $119,351, and $265,225 was approved by the Board of Directors in December 2014 for Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby, respectively. The cash bonus awards are subject to Bankruptcy Court approval and have not been approved or paid as of the filing of this proxy statement.

Grants of Plan - Based Awards

The following table sets forth equity awards granted to our Named Executive Officers for the year ended December 31, 2014. There were no non-equity incentive plan awards granted in 2014:

		All Other Stock	All Other Option
		Awards:	Awards: Number of		Grant Date Fair
		Number of	Securities	Exercise or Base	Value of Stock and
		Shares of Stock	Underlying	Price of Option	Option Awards ($)
Name	Grant Date	or Units (#)	Options (#)	Awards ($/Sh)	(1)
Eric A. Rose	1/3/2014	200,000	-	-	670,000

Daniel J. Luckshire	1/3/2014	100,000	-	-	335,000

William J. Haynes	1/3/2014	75,000	-	-	251,250

Dennis E. Hruby	1/3/2014	75,000	-	-	251,250

(1)	Represents the grant date fair value of stock option awards, stock appreciation rights and stock awards granted in 2014 in accordance with the authoritative accounting literature and recognized for financial statement purposes.

Prior to the commencement of the Company’s chapter 11 case, the Compensation Committee determined that it was in the best interest of the Company to issue equity-based awards to motivate the aforementioned executive officers to contribute to our growth and to continue their service to the Company. The amount and type of these equity-based awards granted to each named executive officer were determined by the Committee based on its consideration of the named executive officer’s individual responsibilities and ability to significantly enhance key company initiatives.

Equity Awards

All of the RSU awards disclosed in the Grants of Plan-Based Awards table were issued under the 2010 Plan.

Employment Agreements

We currently have employment agreements with Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby. Pursuant to the provisions of the Bankruptcy Code, the Company has the right, subject to Bankruptcy Court approval, to either assume or reject each of the employment agreements. If any of the employment agreements is assumed, the obligations thereunder become obligations of the Company as debtor in possession and any claims arising thereunder become costs and expenses of administration in the Company’s chapter 11 case. If any of the employment agreements is rejected, it would constitute a breach thereof immediately before the date of the commencement of the Company’s chapter 11 case, the Company would not be required to continue to comply with the terms thereof, and the affected employee would have a prepetition, general unsecured claim in the Company’s chapter 11 case for any damages arising under the employment agreement as a result of the Company’s breach. The Company has not yet made a decision whether to assume or reject any of the employment agreements.

Eric A. Rose – Chief Executive Officer

On January 31, 2007, we entered into an employment agreement with Eric A. Rose, M.D., pursuant to which he became our Chief Executive Officer, effective as of March 1, 2007. Pursuant to the employment agreement, Dr. Rose was paid an annual base salary of $400,000. Moreover, Dr. Rose was eligible to receive a bonus payment (in either cash or stock options) as determined by the Board of Directors in its sole discretion. On January 13, 2012, Dr. Rose’s existing employment agreement was amended. Pursuant to the amended employment agreement (the “Amended Rose Agreement”), we agreed to pay to Dr. Rose an annual base salary of $700,000, subject to any cost of living adjustments as may be approved by our Board of Directors. Under the terms of the Amended Rose Agreement, Dr. Rose is also eligible to receive an annual cash bonus, the target of which is $350,000, as determined by the Board of Directors in its sole discretion. Dr. Rose’s base salary was adjusted to $764,909 effective January 1, 2015. The term of his employment was extended through

December 31, 2015. Dr. Rose’s employment agreement will renew for additional one (1) year periods unless notice of non-renewal is given. Details with respect to our severance obligations to Dr. Rose are set forth below under the heading “Potential Payments upon Termination or Change in Control.”

Daniel J. Luckshire – Executive Vice President & Chief Financial Officer

On February 10, 2011, we entered into an employment agreement with Mr. Daniel J. Luckshire, our Executive Vice President & Chief Financial Officer. The current employment agreement expires on February 10, 2016 and will renew for additional one (1) year periods unless notice of non-renewal is given. Pursuant to the employment agreement, we agreed to pay Mr. Luckshire: an annual base salary of $400,000, subject to any cost of living or merit increases as may be approved by our Board of Directors, an annual cash bonus, the target of which is 50% of the base salary, as determined by the Compensation Committee in its sole discretion, and an annual stock bonus, the target of which is $300,000 in restricted shares of Common Stock, as determined by the Compensation Committee in its sole discretion. Mr. Luckshire’s base salary was adjusted to $450,204 effective January 1, 2015. Details with respect to our severance obligations to Mr. Luckshire are set forth below under the heading “Potential Payments upon Termination or Change in Control.”

William J. Haynes – Executive Vice President & General Counsel

On June 4, 2012, we entered into an employment agreement with Mr. William J. Haynes, our Executive Vice President & General Counsel. The employment agreement expired on June 4, 2014, was extended through June 4, 2015 and shall automatically renew for additional one (1) year periods. Pursuant to the employment agreement, we agreed to pay Mr. Haynes: an annual base salary of $450,000, subject to any cost of living or merit increases as may be approved by our Board of Directors, an annual cash bonus, the target of which is 50% of the base salary, as determined by the Compensation Committee in its sole discretion, and an annual equity bonus, the target value of which is 50% of the base salary, as determined by the Compensation Committee in its sole discretion. Mr. Haynes’ base salary was adjusted to $491,727 effective January 1, 2015. Details with respect to our severance obligations to Mr. Haynes are set forth below under the heading “Potential Payments upon Termination or Change in Control.”

Dennis E. Hruby – Vice President & Chief Scientific Officer

On January 22, 2007, we entered into an employment agreement with Dr. Dennis E. Hruby, our Vice President and Chief Scientific Officer, which agreement was most recently amended on December 21, 2011 (such employment agreement, as so amended the “Amended Hruby Agreement”). The current employment agreement expired on January 22, 2015 was extended through January 22, 2016, and will renew for additional one (1) year periods unless notice of non-renewal is given. Pursuant to the Amended Hruby Agreement, Dr. Hruby’s base salary was adjusted to an annual amount of $500,000, subject to any cost of living adjustments as may be approved by the Board of Directors, and an annual cash bonus, the target of which is $250,000, as determined by the Board of Directors in its sole discretion. Dr. Hruby’s base salary was adjusted to $546,364 effective January 1, 2015.

In a prior period, Dr. Hruby was eligible for a one-time additional bonus equal to $350,000 of which $100,000 was paid in 2011. The remainder of the one-time bonus was to be paid upon the earlier of: (i) approval by FDA of a New Drug Application for Tecovirimat, also known as ST-246, for a smallpox or orthopox treatment indication consistent with the contract line items in the BARDA Contract; (ii) approval of a Marketing Authorization Application by the European Medicines Agency for Tecovirimat for a smallpox or orthopox treatment indication; or (iii) approval by FDA of an Emergency Use Authorization, or a similar designation such as a contingency Investigational New Drug (“IND”), that would permit use of ST-246 for the treatment of smallpox or another orthopox virus disease in case of a public health emergency. In late 2012, in advance of the first delivery of Tecovirimat, the Company obtained a contingency IND. The remaining $250,000 portion of such one-time $350,000 bonus was paid in 2013.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain summary information concerning unexercised options and equity incentive plan awards for each Named Executive Officer as of December 31, 2014:

				Equity Incentive Plan							Equity Incentive	Equity Incentive Plan
	Number of		Number of	Awards: Number of				Number of			Plan Awards:	Awards: Market or
	Securities		Securities	Securities				Shares or		Market Value	Number of	Payout Value of
	Underlying		Underlying	Underlying				Units of		of Shares or	Unearned Shares,	Unearned Shares,
	Unexercised		Unexercised	Unexercised		Option	Option	Stock That		Units of Stock	Units or Other	Units or Other
	Options (#)		Options (#)	Unearned Options		Exercise	Expiration	Have Not		That Have Not	Rights That Have	Rights That Have Not
Name	Exercisable		Unexercisable	(#)		Price ($)	Date	Vested		Vested (#) (10)	Not Vested (#)	Vested ($)
Eric A. Rose, M.D.	10,000		-	-		1.22	6/2/2015
	10,000		-	-		2.72	12/19/2016
	200,000		-	-		3.10	7/26/2017
	300,000		-	100,000	(1)	2.49	11/14/2018
	310,000	(2)	-	155,000	(2)	3.53	2/2/2019
								66,667	(7)	96,000	-	-
								133,334	(8)	192,001	-	-
								200,000	(9)	288,000	-	-

Daniel J. Luckshire	60,000		-	-		11.04	2/10/2021
	60,000		-	-		13.04	2/10/2021
	88,000	(3)	-	44,000	(3)	3.53	2/2/2019
								11,667	(7)	16,800	-	-
								66,667	(8)	96,000	-	-
								100,000	(9)	144,000	-	-

William J. Haynes	66,666		-	33,334		2.37	6/4/2022
	-		-	-		-		50,000	(8)	72,000	-	-
								75,000	(9)	108,000	-	-

Dennis E. Hruby, Ph.D.	200,000		-	100,000	(4)	3.10	7/26/2017
	50,000		-	-		4.70	3/5/2019
	225,000	(5)	-	112,500	(5)	3.53	2/2/2019
	25,000	(6)	-	12,500	(6)	3.53	2/2/2019
								25,000	(7)	36,000	-	-
								50,000	(8)	72,000	-	-
								75,000	(9)	108,000	-	-

(1)	Stock option awards were granted to the Named Officer on November 14, 2008 and are eligible to vest upon the Company’s achievement of certain regulatory milestones. The performance conditions were not satisfied as of December 31, 2014.
(2)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vest one-third per year over a three-year term. The appreciation of this right is capped at $4.50 and limits the potential shares that could be granted to 100,233.
(3)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vests one-third per year over a three-year term. The appreciation of each right is capped at $11.00 and limits the potential shares that could be granted to 89,640.
(4)	Stock option awards were granted to the Named Executive Officer on July 26, 2007 and are eligible to vest upon the Company’s achievement of certain regulatory milestones. The performance conditions were not satisfied as of December 31, 2014.
(5)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vest one-third per year over a three-year term. The appreciation of each right is capped at $4.50 and limits the potential shares that could be granted to 72,750.
(6)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vest one-third per year over a three-year term. The appreciation of each right is capped at $7.00 and limits the potential shares that could be granted to 18,589.
(7)	Stock awards were granted to the Named Executive Officers on February 28, 2012 and vest one-third per year over a three-year term.
(8)	Stock awards were granted to the Named Executive Officers on January 3, 2013 and vest one-third per year over a three-year term.
(9)	Stock awards were granted to the Named Executive Officers on January 3, 2014 and vest one-third per year over a three-year term.
(10)	The market value reflects the closing price per share of the Company’s common stock on the NASDAQ Global Market on December 31, 2014.

Option Exercises and Stock Vested

The following table sets forth any exercises of stock options and the vesting of restricted stock units for each of the Named Executive Officers for the year ended December 31, 2014:

	Options Awards		Stock Awards
			Number of
	Number of Shares	Value Realized on	Shares Acquired		Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	on Vesting (#)		Vesting ($) (1)
Eric A. Rose	-	-	133,332	(2)	437,329

Daniel J. Luckshire	-	-	44,999	(3)	149,113

William J. Haynes	-	-	25,000	(4)	83,750

Dennis E. Hruby	-	-	50,000	(5)	164,000

(1)	Amounts reflect the aggregate amount realized upon vesting based on the number of shares of stock vested at the market price of the underlying shares on the vesting date.
(2)	These amounts do not reflect the net settlement to satisfy tax withholding obligations. The net number of shares issued to Dr. Rose was 76,810.
(3)	These amounts do not reflect the net settlement to satisfy tax withholding obligations. The net number of shares issued to Mr. Luckshire was 26,683.
(4)	These amounts do not reflect the net settlement to satisfy tax withholding obligations. The net number of shares issued to Mr. Haynes was 13,937.
(5)	These amounts do not reflect the net settlement to satisfy tax withholding obligations. The net number of shares issued to Dr. Hruby was 30,579.

Potential Payments upon Termination or Change in Control

As a result of the Company’s chapter 11 case, there are certain restrictions on severance benefits payable to the Company’s executive officers if they are severed during the pendency of the chapter 11 case. The following does not take into account such restrictions.

Severance Arrangement for Eric A. Rose

The following table and footnotes describe and quantify the potential payments to Dr. Rose upon termination or change in control, assuming that such termination or change in control was effective as of December 31, 2014:

	Termination by the
	Company without		Termination by the
	cause (or by the	Termination upon	Company due to a
	officer for good cause)	death or disability	change in control
Aggregate monthly cash payments	$743,130	$-	$743,130
Value of accelerated stock-based grants (1)	576,001	-	576,001
Total	$1,319,131	$-	$1,319,131

(1)	For stock options and stock appreciation rights, equal to the aggregate amount of the differences between the exercise prices of the accelerated “in-the-money” stock options and the closing sales price per share of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2014. The amount consists of the value of “in-the-money” stock options and unvested restricted stock units as of December 31, 2014.

Pursuant to Dr. Rose’s current amended employment agreement, the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without cause or by Dr. Rose for good reason.
●	Termination by the Company within 90 days of the occurrence of a change in control (other than for cause
●	Termination by the Company for cause or by Dr. Rose without good reason.
●	Termination by the Company based on Dr. Rose’s death or total disability.

If Dr. Rose’s employment agreement is terminated without cause or if Dr. Rose terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Rose shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

If Dr. Rose’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Rose shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

If Dr. Rose’s employment is terminated for cause, or if he voluntarily terminates his employment, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants.

If Dr. Rose’s employment is terminated prior to the expiration of the term by reason of death or total disability, his estate or beneficiaries will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants.

Severance Arrangement for Daniel J. Luckshire

The following table and footnotes describe and quantify the potential payments to Mr. Luckshire upon termination, change in control or in the event that his contract is not renewed, assuming that such termination, change in control or non-renewal was effective as of December 31, 2014:

	Termination by the
	Company without		Termination by the
	cause (or by the	Termination upon	Company due to a
	officer for good cause)	death or disability	change in control
Aggregate monthly cash payments	$437,091	$-	$437,091
Value of accelerated stock-based grants (1)	256,801	-	256,801
Total	$693,892	$-	$693,892

(1)	For stock options and stock appreciation rights, equal to the aggregate amount of the differences between the exercise prices of the accelerated “in-the-money” stock options and the closing sales price per share of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2014. The amount consists of the value of unvested restricted stock units as of December 31, 2014.

Pursuant to Mr. Luckshire’s employment agreement, the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without cause or by Mr. Luckshire for good reason.
●	Termination by the Company upon the occurrence of a change in control (other than for cause).
●	Termination by the Company for cause or by Mr. Luckshire without good reason.
●	Termination by the Company based on Mr. Luckshire’s death or total disability.

If Mr. Luckshire’s employment agreement is terminated without cause or if Mr. Luckshire terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash and vested stock in accordance with his employment agreement; (vii) the Company shall take all such action as is necessary such that all stock option grants that are due to vest within twelve months shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination; and (viii) the Company shall take all such action as is necessary such that all annual restricted stock grants shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

If Mr. Luckshire’s employment agreement is terminated upon a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash and vested stock in accordance with his employment agreement; (vii) a pro rata portion of any annual bonuses for the year of termination based on the number of days employed during such year and calculated based on targets in accordance with his employment agreement, payable in cash and vested stock, as applicable, and (viii) the Company shall take all such action as is necessary such that all stock options and restricted stock shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

If Mr. Luckshire’s employment is terminated by reason of death or total disability, by the Company for cause or if he voluntarily terminates his employment, he (or his estate and beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; and (v) payment of any accrued but unpaid Annual Bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash and vested stock in accordance with his employment agreement.

Severance Arrangement for William J. Haynes

The following table and footnotes describe and quantify the potential payments to Mr. Haynes upon termination, change in control or in the event that his contract is not renewed, assuming that such termination, change in control or non-renewal was effective as of December 31, 2014:

	Termination by the
	Company without		Termination by the
	cause (or by the	Termination upon	Company due to a
	officer for good cause)	death or disability	change in control
Aggregate monthly cash payments	$477,405	$-	$477,405
Value of accelerated stock-based grants (1)	180,000	-	180,000
Total	$657,405	$-	$657,405

(1)	For stock options, equal to the aggregate amount of the differences between the exercise prices of the accelerated “in-the-money” stock options and the closing sales price per share of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2014. The amount consists of the value of “in-the-money” stock options as of December 31, 2014.

Pursuant to Mr. Haynes’ employment agreement, the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without cause or by Haynes for good reason.
●	Termination by the Company upon the occurrence of a change in control (other than for cause).
●	Termination by the Company for cause or by Mr. Haynes without good reason.
●	Termination by the Company based on Mr. Haynes’ death or total disability.

If Mr. Haynes’ employment agreement is terminated without cause or if Mr. Haynes terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash and vested stock in accordance with his employment agreement; (vii) the Company shall take all such action as is necessary such that all stock option grants that are due to vest within twelve months shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination; and (viii) the Company shall take all such action as is necessary such that all annual restricted stock grants shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

If Mr. Haynes’ employment agreement is terminated upon a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash and vested stock in accordance with his employment agreement; (vii) a pro rata portion of any annual bonuses for the year of termination based on the number of days employed during such year and calculated based on targets in accordance with his employment agreement, payable in cash and vested stock, as applicable, and (viii) the Company shall take all such action as is necessary such that all stock options and restricted stock shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

If Mr. Haynes’ employment is terminated by reason of death or total disability, by the Company for cause or if he voluntarily terminates his employment, he (or his estate and beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; and (v) payment of any accrued but unpaid Annual Bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash and vested stock in accordance with his employment agreement.

Severance Arrangement for Dennis E. Hruby

The following table and footnotes describe and quantify the potential payments to Dr. Hruby upon termination, change in control or in the event that his contract is not renewed, assuming that such termination, change in control or non-renewal was effective as of December 31, 2014:

	Termination by the
	Company without		Termination by the
	cause (or by the	Termination upon	Company due to a
	officer for good cause)	death or disability	change in control
Aggregate monthly cash payments	$1,060,900	$-	$1,060,900
Value of accelerated stock-based grants (1)	216,000	-	216,000
Total	$1,276,900	$-	$1,276,900

(1)	For stock options and stock appreciation rights, equal to the aggregate amount of the differences between the exercise prices of the accelerated “in-the-money” stock options and the closing sales price per share of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2014. The amount consists of the value of unvested restricted stock units as of December 31, 2014.

Pursuant to Dr. Hruby’s employment agreement, the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without cause or by Dr. Hruby for good reason.

●	Termination by the Company within 90 days of the occurrence of a change in control (other than for cause)

●	Termination by the Company for cause or by Dr. Hruby without good reason.

●	Termination by the Company based on Dr. Hruby’s death or total disability.

If Dr. Hruby’s employment agreement is terminated without cause or if Dr. Hruby terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than two (2) years from the date of termination.

If Dr. Hruby’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than two (2) years from the date of termination.

If Dr. Hruby’s employment is terminated by reason of death or total disability, for cause or if he voluntarily terminates his employment, he (or his estate or beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants.

Other General Terms

Circumstances Triggering Payments

“Cause”, “good reason” and “change of control” are defined in Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby’s current employment agreements as follows:

“Cause” generally includes:

●

executive officer’s neglect or failure or refusal to perform his duties under the applicable employment agreement (other than as a result of total or partial incapacity due to physical or mental illness);

●

any act by or omission of executive officer constituting gross negligence or willful misconduct in connection with the performance of his duties that could reasonably be expected to materially injure the reputation, business or business relationships of the Company or any of its affiliates;

●	perpetration of an intentional and knowing fraud against or affecting the Company or any of its affiliates or any customer, client, agent, or employee thereof;

●

the commission by or indictment of executive officer for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (“indictment”, for these purposes, meaning a United States-based indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

●	the breach of a covenant set forth in the applicable employment agreement; or

●	any other material breach of the applicable employment agreement.

“Good reason” generally includes:

●	the Company failing to pay executive officer his base salary;

●	executive officer no longer holding his agreed upon office or offices of equivalent stature, or his functions and/or duties being materially diminished; or

●	executive officer’s job site being involuntarily relocated to a location which is more than fifty (50) miles from the agreed upon location.

A “Change in Control” is deemed to occur upon:

●

the consummation of a transaction or a series of related transactions pursuant to which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than executive officer, his designee(s) or “affiliate(s)” (as defined in Rule 12b-2 under the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

●

stockholders of the Company approving a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

●

the stockholders of the Company approving a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company’s assets.

Pursuant to each of their respective current employment agreements, during the respective terms thereof plus an additional twenty-four months thereafter, Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby have agreed not to engage in any competitive business with us, induce our employees to terminate their employment or solicit our customers. We agreed to indemnify each of them under their respective employment agreements for liabilities incurred because of their employment and to provide each of them with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of our officers.

Equity Compensation Plan Information
The following table sets forth certain compensation plan information with respect to both equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of December 31, 2014:

	Number of Securities to be	Weighted-average
	Issued Upon Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Available for Future
	Warrants, Rights and	Warrants, Rights and	Issuance under Equity
Plan Category	Restricted Stock Units (1)	Restricted Stock Units	Compensation Plans (2)
Equity compensation plans approved
by security holders	3,899,353	$4.12	1,572,569
Equity compensation plans not
approved by security holders	-	N/A	-
Total	3,899,353		1,572,569

(1)	Consists of the 1996 Incentive and Non-Qualified Stock Option Plan, as amended and restated, and the 2010 Stock Incentive Plan, as amended from time to time.

(2)	Consists of the 2010 Stock Incentive Plan, as amended from time to time.

As of December 31, 2014, there were no outstanding options that had been awarded outside of the Company’s equity compensation plan.

Director Compensation
During the fiscal year ending December 31, 2014, the directors of SIGA received total compensation as shown in the following table:

	Fees				Non-Equity	Nonqualified
	Earned or		Stock		Incentive Plan	Deferred	All Other
	Paid in		Awards ($)	Option	Compensation	Compensation	Compensation
Name	Cash ($)		(5)	Awards ($)	($)	Earnings ($)	($)	Total ($)
James J. Antal (1,2)	57,531	(6)	39,900	-	-	-	-	97,431
Michael J. Bayer (2)	31,844	(7)	39,900	-	-	-	-	71,744
Thomas E. Constance	31,531	(8)	39,900	-	-	-	-	71,431
Jeffrey B. Kindler (2)	31,031	(8)	39,900	-	-	-	-	70,931
Joseph W. Marshall, III (3)	33,094	(9)	39,900	-	-	-	-	72,994
Eric A. Rose, M.D. (4)	-		-	-	-	-	-	-
Paul G. Savas (1,3)	52,250	(10)	39,900	-	-	-	-	92,150
Bruce Slovin (1,3)	40,531	(8)	39,900	-	-	-	-	80,431
Andrew Stern	31,531	(8)	39,900	-	-	-	-	71,431

(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Compensation Committee.
(4)	Chairman of the Board of Directors; refer to Summary Compensation Table for applicable details.
(5)	Represents the grant date fair value of the award in accordance with the authoritative accounting literature.
(6)	Does not include $12,469 of fees relating to the period prior to September 16, 2014 which were not paid as a result of the commencement of the Company’s chapter 11 case.
(7)	Does not include $12,156 of fees relating to the period prior to September 16, 2014 which were not paid as a result of the commencement of the Company’s chapter 11 case.
(8)	Does not include $6,969 of fees relating to the period prior to September 16, 2014 which were not paid as a result of the commencement of the Company’s chapter 11 case.
(9)	Does not include $36,156 of fees relating to the period prior to September 16, 2014 which were not paid as a result of the commencement of the Company’s chapter 11 case.
(10)	Does not include $10,250 of fees relating to the period prior to September 16, 2014 which were not paid as a result of the commencement of the Company’s chapter 11 case.

Director Fees and Equity Compensation
During 2011, the Compensation Committee of the Board of Directors conducted a review of Board compensation. CAP prepared a competitive analysis and review of the cash and equity compensation for independent directors. Following this review, the Compensation Committee recommended to the Board of Directors an independent director compensation structure which the Board approved effective January 1, 2012. The historical compensation structure for non-employee directors is outlined below:

●	An annual retainer of $25,000 for members, with such payments to be made quarterly, in arrears;

●	Board meeting fees of $1,500 per board meeting;

●	An annual retainer of $15,000 for service as the Audit Committee Chairman, with such payments to be made quarterly, in arrears;

●	An annual retainer of $10,000 for service as the Compensation Committee Chairman and the Nominating Committee Chairman, with such payments to be made quarterly, in arrears;

●	Committee meeting fees of $1,000 per committee meeting;

●	An award of 15,000 RSUs to be granted on the date of the Annual Meeting with vesting on the first anniversary of such grant; and

●	An award of 25,000 stock options upon a director’s initial appointment to the Board of Directors vesting upon the date of such grant.

The method of compensating non-employee directors may be impacted by the Company’s chapter 11 case.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policies and procedures for reviewing, approving, and ratifying transactions with related persons are set forth in a written policy.

Under these procedures, management recommends to the Audit Committee related party transactions to be entered into by the Company, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee either approves or disapproves such transactions. Management can preliminarily enter into related party transactions that are subject to ratification by the Audit Committee; provided that, if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transactions.

In addition, with respect to any related party transaction that includes a compensation component, management will submit the terms of such proposed compensation (or any subsequent material changes to such compensation) to the Compensation Committee for its review. After its review, the Compensation Committee either approves or disapproves the compensation component of the related party transaction and informs management and the Audit Committee of such approval or disapproval.

Transactions with Related Persons

Based on information provided by the directors and the executive officers, the Audit Committee determined that there were no related person transactions to be reported in this proxy statement other than:

●

Kramer Levin Naftalis & Frankel LLP, the Company’s outside legal counsel, billed the Company for legal services provided to the Company. One of our directors, Thomas Constance, is a partner at Kramer Levin Naftalis & Frankel LLP.

●

In October 2012, the Company funded a letter of credit and deposit to take advantage of a lease for office space secured by an affiliate of M&F from a third party landlord on behalf of the Company. Pursuant to such letter of credit, in January 2013 the Company entered into a sublease in which the Company will pay all costs associated with the lease, including rent. All payments made by the Company pursuant to the sublease will either be directly or indirectly made to the third-party landlord and not retained by M&F or any affiliate. The new sublease replaced the Office Services Agreement that is described in the previous paragraph, and occupancy commenced April 1, 2013. The sublease allows for a free rent period of five months; subsequent to the free rent period, monthly rent payments are scheduled to be $60,000 for the first five years and $63,000 for the next two years. Upon expiration on September 1, 2020, the sublease and lease provides for two consecutive five year renewal options.

●

On April 30, 2013, SIGA entered into a Services Agreement with M&F for certain professional and administrative services. The Services Agreement has a term of three years. As consideration for the Services Agreement, SIGA issued warrants to M&F to acquire 250,000 shares of common stock at an exercise price of $3.29 per share. The warrants are fully vested, immediately exercisable and remain exercisable for two years from issuance.

●	In the fourth quarter of 2014, an affiliate of M&F provided the Company with research services for a pre-clinical drug candidate. The Company incurred costs of $68,000 in 2014 for the services.

FEES BILLED BY PRICEWATERHOUSECOOPERS, LLP

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers, LLP.

	Year ended December 31,
	2014	2013
Audit Fees	$765,000	$539,988
Audit Related Fees	45,000	45,000
All Other Fees	3,000	2,940
Total Fees	$813,000	$587,928

Audit Fees. Consists of fees billed for professional services rendered and expenses incurred for the integrated audit of SIGA’s annual financial statements and of its internal control over financial reporting, reviews of the interim financial statements included in quarterly reports and for services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit Related Fees. Consists of fees billed that are related to the performance of the audit or review of SIGA’s financial statements and are not reported under “Audit Fees.” These services are mainly related to the audit of our federal expenditures.

All Other Fees. Consists of fees billed for products and services other than the services reported above. These products included accounting research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

SIGA did not make use in fiscal year 2014 of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the auditor during the year.

PROPOSALS TO BE VOTED ON AT THE MEETING

ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the nine persons named in the table below as directors of SIGA. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute. For additional information about the nominees and their qualifications, please see “Our Director Nominees.”

The Board of Directors recommends that the stockholders vote “FOR” the election to the Board of each of the following nominees (Item 1 of the enclosed proxy card):

Name	Age	Director Since	Position
Eric A. Rose, M.D.	64	2001	Chairman of the Board and Chief Executive Officer
James J. Antal*	64	2004	Director
Michael J. Bayer*	67	2008	Director
Thomas E. Constance*	78	2001	Director
Jeffrey B. Kindler*	59	2013	Director
Joseph W. Marshall, III*	62	2009	Director
Paul G. Savas*	52	2004	Director
Bruce Slovin*	79	2008	Director
Andrew Stern*	64	2010	Director

*       Determined by the Board of Directors to be independent pursuant to Rule 5605 of the NASDAQ Marketplace Rules.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm PricewaterhouseCoopers LLP as SIGA’s independent registered public accounting firm to audit the financial statements of SIGA for the fiscal year ending December 31, 2015, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited SIGA’s financial statements since January 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such change would be in the best interests of SIGA and its stockholders.

The Board of Directors recommends that the stockholders vote “FOR” the ratification of PricewaterhouseCoopers, LLP as SIGA’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Item 2 of the enclosed proxy card).

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders must be received at our principal executive offices, 660 Madison Avenue, Suite 1700, New York, New York 10065, Attention: Secretary, not later than December 15, 2015. In order to avoid controversy, shareholders should submit proposals by means, including electronic, that permit them to prove the date of delivery. Such proposals must comply with SIGA’s Bylaws and the requirements of Regulation 14A under the Exchange Act.

If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by March 2, 2016. If not received by such date, such notice will be considered untimely under Rule 14a-4(c) (1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting. We will not be required to include any such proposal in our proxy materials.

The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting. If the date of next year’s Annual Meeting is more than 30 days earlier or later than the anniversary of this year’s meeting, SIGA will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our Annual Report on Form 10-K, one of our Quarterly Reports on Form 10-Q, a Current Report on Form 8-K or by any other means reasonably calculated to inform stockholders.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires SIGA’s officers and directors, and persons who own more than ten percent of a registered class of SIGA’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish SIGA with copies of all Section 16(a) reports that they file.

Based solely upon review of the copies of such reports furnished to SIGA and written representations from certain of SIGA’s executive officers and directors that no other such reports were required, SIGA believes that during the fiscal year ended December 31, 2014, no director failed to file on a timely basis a report relating to a transaction as required by Section 16(a) of the Exchange Act.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K TO STOCKHOLDERS

SIGA’s Annual Report to Stockholders for the year ended December 31, 2014 accompanies this proxy statement. SIGA will provide to any stockholder, upon written request and without charge, a copy of its most recent Annual Report on Form 10-K, including the financial statements, as filed with the SEC. All requests for such reports should be directed to the Chief Financial Officer, 660 Madison Avenue, Suite 1700, New York, New York 10065, telephone number (212) 672-9100.

OTHER MATTERS

At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

“Householding” of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify us by sending a written request to SIGA Technologies, Inc., 660 Madison Avenue, Suite 1700, New York, New York 10065 or by calling us at (212) 672-9100. You may also notify us to request delivery of a single copy of our annual report or proxy statement if you currently share an address with another stockholder and are receiving multiple copies of our annual report or proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel J. Luckshire Secretary

Dated: April 14, 2015

ANNUAL MEETING OF STOCKHOLDERS OF
SIGA TECHNOLOGIES, INC.

May 14, 2015

Directions to offices of Kramer Levin Naftalis & Frankel LLP

By Air
There are three major airports in the metropolitan area: LaGuardia Airport (which is closest, in the NYC Borough of Queens County), John F. Kennedy International Airport (also in the NYC Borough of Queens County) and Newark International Airport (in Newark, NJ). From each of these airports, you can take a taxi to and from the office.

From Penn Station (Hub for Long Island Railroad, Amtrak and some NJ Transit Trains)
Walk north on 7th Avenue to 45th Street and make a right onto 45th Street. Walk one avenue east to Avenue of the Americas (6th Avenue). 1177 Avenue of the Americas is on the near left corner of 45th.

From Port Authority (Hub for NJ Transit Buses and Some Out of Town Buses such as Greyhound)
Walk north on 8th Avenue to 45th Street and make a right onto 45th Street. Walk three avenues east to Avenue of the Americas. 1177 Avenue of the Americas is on the near left corner of 45th.

From Grand Central Station (Hub for MetroNorth - Connecticut and Westchester)
Walk west two and a half avenues up 42nd Street to Avenue of the Americas. Make a right on 42nd Street and Avenue of the Americas. Walk three blocks north on Avenue of the Americas to #1177.

Nearest Subway Stations
The B, D, F and M trains all go to 47th and 50th Streets/Rockefeller Center. The A, C, E, 7, 1, 2, 3, N, R and Q trains all go to 42nd Street/Times Square (Broadway and 7th Avenues). The 4, 5, 6 and 7 trains all go to Grand Central Terminal (42nd-45th Streets between Lexington and Madison Avenues).

Parking
The two nearest parking garages are the garage on 46th Street, between 7th Avenue and Avenue of the Americas, right before the Muse Hotel, and the Grace Building Garage on 43rd Street and Avenue of the Americas.

The office is located between 45th and 46th Streets. Reception is on the 29th Floor.

ANNUAL MEETING OF STOCKHOLDERS OF

SIGA TECHNOLOGIES, INC.

May 14, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card for record holders are available at www.siga.com.
A link to this information will be available on SIGA's Investor Relations Page.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓  Please detach along perforated line and mail in the envelope provided.  ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, AND "FOR" ON PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of directors:

NOMINEES:
☐	FOR ALL NOMINEES	◯	Eric A. Rose, M.D.
		◯	James J. Antal
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	◯	Michael J. Bayer
		◯	Thomas E. Constance
☐	FOR ALL EXCEPT (See instructions below)	◯	Jeffrey B. Kindler
		◯	Joseph W. Marshall, III
		◯	Paul G. Savas
		◯	Bruce Slovin
		◯	Andrew Stern

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA Technologies, Inc. for the fiscal year ending December 31, 2015.	☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING AND ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature of Stockholder	Date:
Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SIGA TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2015

The undersigned hereby appoints each of Eric A. Rose and Daniel J. Luckshire as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of SIGA Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SIGA Technologies, Inc. to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th floor, New York, New York 10036, on Thursday, May 14, 2015, at 10:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)